UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: August 12, 2026
___________________________________
CARPENTER TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	1-5828 (Commission File Number)	23-0458500 (I.R.S. Employer Identification Number)
1735 Market Street Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)
(610) 208-2000
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $5 Par Value	CRS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b.2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ken J. Giacobbe to the Board

On August 11, 2026, the Board of Directors (the “Board”) of Carpenter Technology Corporation (the “Company”) appointed Kenneth J. Giacobbe to the Board, effective as of August 11, 2026. Mr. Giacobbe will serve as a Class III director, with a term ending at the Company’s 2028 annual meeting of stockholders or until his successor is duly elected and qualified. At this time, Mr. Giacobbe has not been appointed to any committees of the Board.

Mr. Giacobbe brings more than three decades of finance and executive leadership experience across aerospace, advanced manufacturing and technology industries. From April 2020 to December 2025, Mr. Giacobbe served as Executive Vice President and Chief Financial Officer of Howmet Aerospace Inc., a leading provider of advanced engineered solutions for the aerospace and transportation industries. Prior to Howmet Aerospace Inc., from November 2016 to March 2020, Mr. Giacobbe served as Executive Vice President and Chief Financial Officer of Arconic Inc. and held several senior finance leadership roles at Alcoa Corporation, including Chief Financial Officer of its Engineered Products and Solutions segment. Mr. Giacobbe earned a B.S. in Business and Managerial Economics from the State University of New York College at Oneonta and an M.B.A. from the University of South Florida.

The Board determined that Mr. Giacobbe qualifies as an independent director under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the applicable listing standards of the New York Stock Exchange. Mr. Giacobbe is not the beneficial owner of any of the Company’s common stock.

Mr. Giacobbe does not have any family relationships with any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Giacobbe and any other persons pursuant to which Mr. Giacobbe was selected to his position as director. Neither Mr. Giacobbe nor any related person of Mr. Giacobbe has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Mr. Giacobbe is expected to receive compensation for his service on the Board in accordance with the Company’s director compensation program for non-employee directors, which is described in the Company’s Proxy Statement on Schedule 14A filed with the SEC on September 12, 2026. Mr. Giacobbe has entered into the Company’s standard form of indemnification agreement, which was previously filed by the Company as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on May 7, 2015.

Resignation of Howard Yu and Colleen Pritchett from the Board

On August 11, 2026, Howard Yu notified the Board of his intention to step down as a director of the Company, effective October 6, 2026, the date of the Company’s upcoming Annual Stockholders’ Meeting. In addition, on August 11, 2026, Colleen Pritchett notified the Board of her intention not to run for re-election as a director of the Company at the Company’s upcoming Annual Stockholders’ Meeting. Mr. Yu’s and Ms. Pritchett’s decisions were not due to any disagreement with the Company or its management regarding any matter relating to the Company’s operations, policies or practices.

Item 7.01 – Regulation FD Disclosure.

A copy of the press release announcing the appointment of Mr. Giacobbe and resignation of Mr. Yu and decision by Ms. Pritchett not to run for re-election is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 and in Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company, whether before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits.
(d): Exhibits:

Exhibit No.	Description
99.1	Carpenter Technology Corporation Press Release dated August 12, 2026
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

	By:	/s/ James D. Dee
	Name:	James D. Dee
	Title:	Senior Vice President, General Counsel and Secretary
Date: August 12, 2026